STERLING BANK
2550 NORTH LOOP WEST, SUITE 100
HOUSTON, TEXAS 77092

March 30, 2007

(Via Facsimile Nos. (432) 686-2644 and (713) 664-8721)

Lothian Oil Inc.
Lothian Oil Texas I, Inc.
Lothian Oil Texas II, Inc.
UHC Petroleum Services Corporation
UHC Petroleum Corporation
United Heritage Corporation
Lothian Oil (USA) Inc.
UHC New Mexico Corporation

Attention: Scott Wilson

RE: Limited Agreement and Consent relating to Amended and Restated Credit Agreement executed June 16, 2006 but dated effective March 31, 2006 ("***Credit Agreement***"), by and among Sterling Bank and Lothian Oil Inc., et al. (collectively "***Borrower***"), as guaranteed by the Guarantors noted below (collectively, with Sterling Bank, the "***Parties***" and, individually, a "***Party***")

Dear Mr. Wilson:

By execution of this Agreement, Borrower and Guarantors acknowledge that at least one Event of Default has occurred and is continuing under the Credit Agreement.

Although Sterling Bank has taken certain remedial actions in relation to such Event or Events of Default, Borrower hereby requests that Sterling Bank agree that such Event or Events of Default shall be cured if Borrower makes the Agreed Payment (defined below) and Borrower also requests that Sterling Bank consent to Borrower selling Borrower's oil and as properties located in Chavez County, New Mexico pledged as collateral under the Credit Agreement and other Loan Documents ("***Collateral Properties***") in consideration for raising the funds needed to make the Agreed Payment.

Sterling Bank does hereby agree that IF, AND ONLY IF, STERLING BANK RECEIVES PAYMENT AGAINST BORROWER'S OUTSTANDING INDEBTEDNESS UNDER THE CREDIT AGREEMENT IN THE AMOUNT OF $4,397,759.88 NO LATER THAN 3:00 P.M. TODAY (the "***Agreed Payment***") that such Event or Events of Default shall have been cured under the Credit Agreement and the other Loan Document, as defined therein. Sterling Bank hereby consents to the sale of Collateral Properties, *provided that* such sale may be made only in relation to Borrower raising the funds to make the Agreed Payment. Furthermore, Sterling Bank will not release any liens or security interests granted against the Collateral Properties unless and until such Agreed Payment is received by Sterling Bank as noted above.

Sterling Bank's agreement and consent hereunder does not indicate an intent to establish any course of dealing between Sterling Bank and Borrower, Guarantors or any other obligor under the Loan Documents with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Sterling Bank's agreement and cosent herein should not be construed as an indication that Sterling Bank would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder. After 3:00 p.m. today, or such earlier time on which Sterling Bank becomes aware of another Event of Default or any Default under the Credit Agreement or any other Loan Document, or any other event which Sterling Bank determines in its sole discretion to be material in nature in respect of Borrower, any Guarantor or any collateral securing Borrower's obligations under the Credit Agreement, including without limitation, any potential Material Adverse Effect, Sterling Bank's agreement and consent hereunder shall terminate automatically without further act or action by Sterling Bank.

Except for the Sterling Bank specific agreement and consent above, neither the Credit Agreement nor any other Loan Documents are changed and such documents shall continue in full force and effect. Borrower acknowledges and agrees that all liens created and evidenced by the Security Instruments and any other Loan Documents are valid and subsisting liens on the assets of Borrower or any other party pledged under such documents and Guarantors agree that the Guaranties are valid and subsisting Loan Documents. Borrower and Guarantors hereby agree to promptly execute, acknowledge, and deliver such documents, instruments, certificates or other assurances as shall, in the opinion of Sterling Bank, be necessary to fulfill the terms of the Loan Documents.

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Each signatory Party agrees that it will accept delivery by electronic facsimile of counterparts of this Agreement executed by the other Party, and each Party also agrees that a counterpart of this Agreement executed by it may be effectively delivered by transmission of an electronic facsimile of that executed document to any other Party.

Capitalized terms use, but not defined in this Agreement, shall have the meanings set forth in the Credit Agreement.

If Borrower and Guarantors understand and accept the Sterling Bank's agreement herein, please execute and return one counterpart copy of this Agreement by facsimile to Sterling Bank, to the attention of Jeff Forbis, telefax number 713-507-7948, on or before 11:00 a.m. on March 30, 2007, and a copy to Ephraim del Pozo, telefax number 713-226-6260.

Sincerely,

STERLING BANK

By: ______________________
Jeff A. Forbis
Senior Vice President

Accepted and agreed to this ____ day of March, 2007.

BORROWER:

UNITED HERITAGE CORPORATION

By: ______________________________
C. Scott Wilson
Chief Executive Officer and President

LOTHIAN OIL INC.

By: ______________________________
C. Scott Wilson
Chief Financial Officer

LOTHIAN OIL (USA) INC.

By: ______________________________
C. Scott Wilson
Chief Financial Officer

LOTHIAN OIL TEXAS I, INC.

By: ______________________________
C. Scott Wilson
Chief Financial Officer

UHC NEW MEXICO CORPORATION

By: ______________________________
C. Scott Wilson
Chief Executive Officer and President

GUARANTORS:

LOTHIAN OIL TEXAS II, INC.

By: ______________________________
C. Scott Wilson
Chief Financial Officer

UHC PETROLEUM SERVICES CORPORATION

By: ______________________

C. Scott Wilson
Chief Executive Officer and President

UHC PETROLEUM CORPORATION

By: ______________________

C. Scott Wilson
Chief Executive Officer and President